                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 9, 1996, except for Note 12 as to which the date is September 10, 1996, in the Post-Effective Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-98808) and related Prospectus of USA Technologies, Inc. dated November 12, 1996, for the registration of 5,100,000 shares of its common stock.




                                                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 12, 1996